UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2001

Argonaut Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-14950	95-4057601
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10101 Reunion Place, Suite 500 San Antonio, TX	78216
(Address of principal executive offices)	(Zip code)

210.321.8400
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

On August 23, 2001, pursuant to an Agreement and Plan of Merger, and Assignment and Assumption Agreement (the “Agreement”) dated May 7, 2001 and August 15, 2001 respectively, by and among Argonaut Insurance Company (the “Company”), a California corporation and wholly owned subsidiary of the Registrant, Argonaut Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of the Company (“Merger Subsidiary”), and Front Royal, Inc. (“Front Royal”), a North Carolina corporation, the Registrant acquired all of the outstanding stock of Front Royal through a merger of Merger Subsidiary with and into Front Royal, where Front Royal continued as the surviving corporation and wholly owned subsidiary of the Company. Front Royal operates specialty niche insurance underwriters with particular expertise in excess and surplus lines and workers compensation for targeted types of businesses. Its principal subsidiaries are Colony Insurance Group, located in Richmond, Virginia; Rockwood Casualty Insurance Company, located in Rockwood, Pennsylvania; and The Redwoods Group, a managing general underwriter, headquartered in Morrisville, North Carolina.

The Company paid $165 million cash for all the issued and outstanding stock of Front Royal. Financing for the transaction was provided by the Company’s invested assets. The purchase price was determined pursuant to arms-length negotiations among the constituent corporations. The acquisition will be treated as a purchase for accounting purposes.

There were, and are to date, no material relationships between the Registrant, the Company and its subsidiaries, officers, directors or affiliates and Front Royal.

Item 7.     Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

The following financial statements of Front Royal, Inc. and Subsidiaries are filed as part of this report:

(b)    Pro forma financial information.

The following pro forma condensed consolidated financial statements of the Registrant are filed as part of this report:

(c)    Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger By and Among Argonaut Insurance Company, Argonaut Midwest Insurance Company, Argonaut Acquisition Corp. and Front Royal, Inc. dated as of May 7, 2001, (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-Q filed with the Securities and Exchange Commission on May 14, 2001).

2.2	Assignment and Assumption Agreement (incorporated by reference to Exhibit 2.2 to the Registrant’s Form 8K filed with the Securities and Exchange Commission on September 4, 2001).

23.1	Consent of Ernst & Young LLP, Independent Auditors

This document contains “forward looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company’s products, the effect of general economic conditions, adverse state and federal legislation and regulations, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company’s public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

Front Royal, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

June 30, 2001
Assets
Investments:
Fixed maturity securities:
Available-for-sale at fair value (amortized cost: 2001, $269,868,902; 2000, $200,680,488)	$274,696,369
Held-to-maturity at amortized cost (fair value: 2000, $52,964,747)	—
Equity securities at fair value (cost: 2001, $33,554,500; 2000, $35,660,654)	36,619,960
Short-term investments	34,650,636
Other long-term investments (cost: 2001, $4,110,198; 2000, $3,891,847)	3,996,958

Total investments	349,963,923

Cash	12,123,248
Accrued investment income	3,482,011
Reinsurance recoverable on unpaid loss and loss adjustment expenses	37,685,395
Reinsurance recoverable on paid loss and loss adjustment expenses	1,669,326
Premiums receivable and agents’ balances	27,423,167
Deferred policy acquisition costs	19,600,516
Intangible assets, net	11,254,792
Deferred tax assets	8,849,624
Other assets	13,280,775

Total assets	$485,332,777

Liabilities and shareholder’ equity
Reserve for losses and loss adjustment expenses	$232,470,369
Unearned premiums	75,265,853
Accrued expenses	8,912,844
Accrued preferred stock dividends	1,356,250
Accrued policyholder’ dividends	3,466,659
Other liabilities	27,128,396

348,600,371

Debt	32,267,566

Total liabilities	380,867,937

Redeemable Convertible Preferred Stock, stated value $100 per share, 155,000 shares authorized and 125,000 shares issued and outstanding	12,500,000

Common shareholders’ equity:
Common Stock—Class A, no par value, 20,000,000 shares authorized and 5,279,937 and 5,279,938 shares issued and outstanding, respectively	3,192,925
Common Stock—Class B, no par value, 700,000 shares authorized and 208,909 shares issued and outstanding	148,051
Common Stock—Class C, no par value, liquidation preference value of $4.00 per share, 3,500,000 shares authorized and 3,248,300 shares issued and outstanding	12,993,200

16,334,176

Retained earnings	70,573,867

Accumulated other comprehensive income	5,056,797

Total common shareholder’ equity	91,964,840

104,464,840

Total liabilities, redeemable convertible preferred stock and common shareholders’ equity	$485,332,777

See accompanying notes.

Front Royal, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Six Months Ended June 30
	2001	2000
Revenues
Net premiums earned	$71,437,110	$56,353,918
Net investment income	9,712,345	10,417,938
Net realized gains/(losses) on investments	566,558	(97,260)
Other income	1,476,365	2,098,070

Total revenues	83,192,378	68,772,666

Losses and expenses
Net losses and loss adjustment expenses	48,012,046	19,106,683
Policy acquisition costs amortized	21,490,223	15,884,161
Other underwriting expenses	2,861,040	4,485,672
Dividends to policyholders	818,290	786,207
Interest expense	1,561,504	1,736,052
Other operating costs and expenses	1,820,162	2,537,962

Total losses and expenses	76,563,265	44,536,737

Income before federal income taxes	6,629,113	24,235,929
Federal income tax expense:
Current	2,044,012	6,897,738
Deferred	81,214	863,724

Total federal income tax expense	2,125,226	7,761,462

Net income	4,503,887	16,474,467
Dividends to redeemable convertible preferred shareholders	437,500	542,500

Net income available to common shareholders	$4,066,387	$15,931,967

Net income per share—basic	$0.47	$1.56

Net income per share—diluted	$0.38	$1.20

See accompanying notes.

Front Royal, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Six Months Ended June 30
	2001	2000
Operating activities
Net cash provided by/(used in) operating activities	$16,995,181	$(505,811)

Investing activities
Securities available-for-sale:
Purchases—fixed maturities and equities	(76,044,053)	(40,569,896)
Sales—fixed maturities and equities	45,156,728	20,002,518
Maturities and calls—fixed maturities	14,999,954	8,706,105
Securities held-to-maturity:
Maturities and calls—fixed maturities	2,221,945	3,399,992
Net sales of short-term investments	9,166,950	11,538,894
Other long-term investments	(1,718,351)	—

Net cash (used in)/provided by investing activities	(6,216,827)	3,077,613

Financing activities
Repayment of debt	(3,625,000)	(2,500,000)
Repurchase of common stock	—	(11,106,105)

Net cash used in financing activities	(3,625,000)	(13,606,105)

Increase/(decrease) in cash	7,153,354	(11,034,303)
Cash at beginning of period	4,969,894	17,345,986

Cash at end of period	$12,123,248	$6,311,683

See accompanying notes.

Front Royal, Inc.
Note to Condensed Consolidated Financial Statements (Unaudited)
June 30, 2001

1.    Basis of Presentation

The unaudited condensed consolidated financial information included in this report has been prepared in conformity with the accounting principles and practices reflected in the consolidated financial statements for the year ended December 31, 2000. This report should be read in conjunction with the aforementioned financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for the fair presentation of this information have been made. The results of operations for the interim periods are not necessarily indicative of results for a full year.

Significant intercompany accounts and transactions have been eliminated. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions may be subject to change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

2.    Subsequent Events

On August 23, 2001, Argonaut Group, Inc. completed the acquisition of Front Royal, Inc. pursuant to an Agreement and Plan of Merger and Assignment and Assumption Agreement dated May 7, 2001 and August 15, 2001 respectively.

Report of Independent Auditors

Board of Directors and Shareholders
Front Royal, Inc.

We have audited the accompanying consolidated balance sheets of Front Royal, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in redeemable convertible preferred stock and common shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Front Royal, Inc. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Richmond, Virginia
February 19, 2001

Front Royal, Inc.
Consolidated Balance Sheets

	December 31
	2000	1999
Assets
Investments:
Fixed maturity securities:
Available-for-sale at fair value (amortized cost: 2000, $200,680,488; 1999, $204,568,545)	$202,722,896	$199,601,772
Held-to-maturity at amortized cost (fair value: 2000, $52,964,747; 1999, $58,782,195)	52,748,781	60,338,473
Equity securities at fair value (cost:2000, $35,660,654; 1999, $12,541,295)	37,749,047	12,540,405
Short-term investments	43,817,586	44,220,687
Other long-term investments	3,829,030	6,554,712

Total investments	340,867,340	323,256,049

Cash	4,969,894	17,345,986
Accrued investment income	3,467,911	3,450,398
Reinsurance recoverable on unpaid loss and loss adjustment expenses	39,314,229	35,803,338

Reinsurance recoverable on paid loss and loss adjustment expenses	2,737,098	2,140,872

Premiums receivable and agents’ balances	25,479,029	20,104,763
Deferred policy acquisition costs	16,675,682	14,315,253
Intangible assets, net	11,632,685	13,170,835
Deferred tax assets	10,252,960	12,387,000
Other assets	9,521,865	7,689,640

Total assets	$464,918,693	$449,664,134

See accompanying notes.

Front Royal, Inc.
Consolidated Balance Sheets

	December 31
	2000	1999
Liabilities and shareholders’ equity
Reserve for losses and loss adjustment expenses	$228,228,056	$244,673,339
Unearned premiums	62,614,400	52,331,605
Accrued expenses	11,190,919	9,481,087
Accrued preferred stock dividends	3,500,000	3,255,000
Accrued policyholders’ dividends	3,011,890	3,000,915
Other liabilities	23,417,532	17,213,028

	331,962,797	329,954,974

Debt	35,892,566	38,392,566

Total liabilities	367,855,363	368,347,540

Redeemable Convertible Preferred Stock, stated value $100 per share, 155,000 shares authorized and 125,000 and 155,000 shares issued and outstanding in 2000 and 1999, respectively	12,500,000	15,500,000

Common shareholders’ equity:

Common Stock—Class A, no par value, 20,000,000 shares authorized and 5,279,938 and 6,751,179 shares issued and outstanding in 2000 and 1999, respectively	3,192,925	17,965,358

Common Stock—Class B, no par value, 700,000 shares authorized and 208,909 and 218,482 shares issued and outstanding in 2000 and 1999, respectively	148,051	219,848

Common Stock—Class C, no par value, liquidation preference value of $4.00 per share, 3,500,000 shares authorized and 3,248,300 shares issued and outstanding in 2000 and 1999	12,993,200	12,993,200

	16,334,176	31,178,406
Notes receivable from officers	—	(52,925)
Retained earnings	65,585,455	37,927,833
Accumulated other comprehensive income/(expense)	2,643,699	(3,236,720)

Total common shareholders’ equity	84,563,330	65,816,594

	97,063,330	81,316,594

Total liabilities, redeemable convertible preferred stock and common shareholders’ equity	$464,918,693	$449,664,134

See accompanying notes.

Front Royal, Inc.
Consolidated Statements of Income

	Year ended December 31
	2000	1999	1998
Revenues
Net premiums earned	$119,747,114	$111,049,215	$91,800,894
Net investment income	20,520,403	19,548,943	18,267,633
Net realized (losses)/gains on investments	(387,746)	(1,845,506)	1,566,923
Other income	4,446,455	3,159,862	1,192,858

Total revenues	144,326,226	131,912,514	112,828,308

Losses and expenses
Net losses and loss adjustment expenses	48,995,731	62,615,721	55,775,238
Policy acquisition costs amortized	34,884,659	31,235,329	26,576,313
Other underwriting expenses	8,226,742	8,202,824	6,345,729
Dividends to policyholders	1,155,399	1,706,629	2,239,261
Interest expense	3,551,031	3,458,753	3,633,919
Other operating costs and expenses	5,487,803	3,564,390	1,922,417

Total losses and expenses	102,301,365	110,783,646	96,492,877

Income before federal income taxes	42,024,861	21,128,868	16,335,431

Federal income tax expense/(benefit):
Current	14,386,221	5,981,949	3,430,518
Deferred	(998,982)	1,009,980	1,757,986

Total federal income tax expense	13,387,239	6,991,929	5,188,504

Net income	28,637,622	14,136,939	11,146,927
Dividends to redeemable convertible preferred shareholders	980,000	1,085,000	1,085,000

Net income available to common shareholders	$27,657,622	$13,051,939	$10,061,927

Net income per share—basic	$2.92	$1.31	$1.05

Net income per share—diluted	$2.25	$1.03	$0.84

See accompanying notes.

Front Royal, Inc.
Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Common Shareholders’ Equity

	Reedemable Convertible Preferred Stock	Common Shareholders’ Equity
		Common Stock
		Class A	Class B	Class C
Balances at December 31, 1997	$15,500,000	$13,739,979	$557,348	$12,826,814
Net income	—	—	—	—
Other comprehensive income, net of tax:
Net unrealized gains	—	—	—	—
Total comprehensive income	—	—	—	—
Issuance of common stock	—	3,500,000	—	—
Issuance of warrants	—	650,000	—	—
Payments on notes receivable	—	—	—	54,341
Accrual of preferred dividends	—	—	—	—

Balances at December 31, 1998	15,500,000	17,889,979	557,348	12,881,155
Net income	—	—	—	—
Other comprehensive expense, net of tax:
Net unrealized losses	—	—	—	—
Total comprehensive income	—	—	—	—
Exercise of warrants	—	155,306	—	—
Repurchase of common stock	—	(79,927)	(337,500)	—
Payments on notes receivable	—	—	—	59,120
Accrual of preferred dividends	—	—	—	—

Balances at December 31, 1999	15,500,000	17,965,358	219,848	12,940,275
Net income	—	—	—	—
Other comprehensive income, net of tax:
Net unrealized gains	—	—	—	—
Total comprehensive income	—	—	—	—
Repurchase of common stock	—	(11,034,308)	(71,797)	—
Repurchase of redeemable convertible preferred stock	(3,000,000)	(15,000)	—	—
Cancellation of warrants	—	(3,723,125)	—	—
Payments on notes receivable	—	—	—	52,925
Accrual of preferred dividends	—	—	—	—

Balances at December 31, 2000	$12,500,000	$3,192,925	$148,051	$12,993,200

	Common Shareholders’ Equity
	Retained Earnings	Accumulated Other Comprehensive Income/(Expense)	Total
Balances at December 31, 1997	$14,813,967	$3,323,891	$60,761,999

Net income	11,146,927	—	11,146,927
Other comprehensive income, net of tax:
Net unrealized gains	—	606,856	606,856

Total comprehensive income	—	—	11,753,783

Issuance of common stock	—	—	3,500,000
Issuance of warrants	—	—	650,000
Payments on notes receivable	—	—	54,341
Accrual of preferred dividends	(1,085,000)	—	(1,085,000)

Balances at December 31, 1998	24,875,894	3,930,747	75,635,123

Net income	14,136,939	—	14,136,939
Other comprehensive expense, net of tax:
Net unrealized losses	—	(7,167,467)	(7,167,467)

Total comprehensive income	—	—	6,969,472

Exercise of warrants	—	—	155,306
Repurchase of common stock	—	—	(417,427)
Payments on notes receivable	—	—	59,120
Accrual of preferred dividends	(1,085,000)	—	(1,085,000)

Balances at December 31, 1999	37,927,833	(3,236,720)	81,316,594

Net income	28,637,622	—	28,637,622
Other comprehensive ncome, net of tax:
Net unrealized gains	—	5,880,419	5,880,419

Total comprehensive income	—	—	34,518,041

Repurchase of common stock	—	—	(11,106,105)
Repurchase of redeemable
convertible preferred stock	—	—	(3,015,000)
Cancellation of warrants	—	—	(3,723,125)
Payments on notes receivable	—	—	52,925
Accrual of preferred dividends	(980,000)	—	(980,000)

Balances at December 31, 2000	$65,585,455	$2,643,699	$97,063,330

See accompanying notes.

Front Royal, Inc.
Consolidated Statements of Cash Flows

	Year ended December 31
	2000	1999	1998
Operating activities
Net income	$28,637,622	$14,136,939	$11,146,927
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of policy acquisition costs	34,884,659	31,235,329	26,576,313
Policy acquisition costs deferred	(37,245,088)	(31,170,617)	(26,672,877)
Net realized losses/(gains) on investments	387,746	1,845,506	(2,549,923)
Provision for depreciation and amortization	(506,009)	(190,071)	(245,514)
Non-cash interest expense	227,514	216,679	526,686
Amortization of goodwill	346,638	405,412	167,487
Deferred federal income tax (benefit)/expense	(998,982)	1,009,980	1,757,986
Change in operating assets and liabilities:
Unearned premiums	10,282,795	(2,289,192)	1,044,824
Accrued investment income	(17,513)	277,498	125,647
Reserve for losses and loss adjustment expenses	(16,445,283)	12,897,184	6,914,545
Reinsurance recoverable and payable	(1,937,332)	(7,986,086)	(1,965,316)
Federal income tax payable	2,282,038	1,599,750	197,392
Receivables, payables and accrued expenses	(1,448,504)	1,082,656	874,919
Other	(1,478,108)	276,511	715,238

Net cash provided by operating activities	16,972,193	23,347,478	18,614,334

Investing activities Securities available-for-sale:
Purchases—fixed maturities and equities	(63,885,912)	(197,328,614)	(167,235,324)
Sales—fixed maturities and equities	29,610,714	179,223,457	122,109,974
Maturities and calls—fixed maturities	14,836,340	24,988,438	18,597,492
Securities held-to-maturity:
Maturities and calls—fixed maturities	7,880,713	12,972,693	36,899,741
Net purchases of short-term investments	403,100	(19,079,969)	(931,875)
Other long—term investments	(837,135)	(6,554,712)	—
Acquisitions, net of cash acquired	—	—	(32,769,453)

Net cash used in investing activities	(11,992,180)	(5,778,707)	(23,329,445)

Financing activities
Proceeds from bank borrowings	—	—	10,000,000
Proceeds from issuance of common stock	—	155,306	—
Repurchase of common stock	(11,106,105)	(417,427)	—
Repurchase of preferred stock	(3,750,000)	—	—
Repayment of debt	(2,500,000)	(4,777,864)	(3,375,000)

Net cash (used in)/provided by financing activities	(17,356,105)	(5,039,985)	6,625,000

(Decrease)/Increase in cash	(12,376,092)	12,528,786	1,909,889
Cash at beginning of year	17,345,986	4,817,200	2,907,311

Cash at end of year	$4,969,894	$17,345,986	$4,817,200

See accompanying notes.

Front Royal, Inc.
Notes to Consolidated Financial Statements December 31, 2000

1.    Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States and include the accounts and operations of Front Royal, Inc. and its wholly owned subsidiaries. The Company’s subsidiaries include the Colony Group, the Rockwood Group, and The Redwoods Group, Inc. (“Redwoods”). The Colony Group includes both Colony Insurance Company (“Colony”) and Preferred National Insurance Company (“Preferred National”). The Rockwood Group includes Rockwood Casualty Insurance Company (“Rockwood Casualty”).

Significant intercompany accounts and transactions have been eliminated. The accounts of the acquired subsidiaries are included in the consolidated financial statements from their respective dates of acquisition. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions may be subject to change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

Business Operations and Organization

Front Royal, Inc., the parent, was incorporated in September 1990 and commenced operations in 1992.

Colony is a Virginia-domiciled insurer that was incorporated in 1962. Colony provides commercial property and casualty insurance on both an admitted and non-admitted basis throughout most of the United States, focusing primarily on specialty excess and surplus lines.

Preferred National is a Virginia-domiciled insurer that was incorporated in 1988. Preferred National provides commercial property and casualty insurance on both an admitted and non-admitted basis in certain states.

Rockwood Casualty is a Pennsylvania-domiciled insurer that was incorporated in 1990. Rockwood Casualty provides commercial property and casualty insurance primarily in Pennsylvania and Maryland. Rockwood Casualty specializes in underwriting workers’ compensation coverage for commercial and mining risks.

Front Royal, Inc.
Notes to Consolidated Financial Statements (continued)

1.    Accounting Policies (continued)

Redwoods is a commercial specialty insurance managing general underwriter acquired by the Company in 1998. Redwoods provides insurance products and services to a small number of narrowly defined customer groups across the United States.

Investments

Management determines the appropriate classification of its investments in fixed maturity securities at the time of purchase. Fixed maturity securities are classified as held-to-maturity when the Company has the positive intent and ability to hold these securities to maturity. Fixed maturity securities not classified as held-to-maturity and all equity securities are classified as available-for-sale. The Company records the following for its entire portfolio:

The amortized cost of fixed maturity securities is adjusted for amortization of premiums and accretion of discounts. This amortization or accretion is included in net investment income.

For the mortgage-backed bond portion of the fixed maturity securities portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the estimated economic life is recalculated and the remaining unamortized premium or discount is amortized prospectively over the remaining economic life.

Realized gains and losses on sales of investments and declines in value considered to be other-than-temporary are recognized in operations on the specific identification basis for fixed maturity securities and on the first-in, first-out basis for equity securities.

For the held-to-maturity portion of its portfolio, the Company records its securities at amortized cost.

For the available-for-sale portion of its portfolio, the Company records its securities at fair value. Changes to this fair value are recorded as unrealized gains or losses, net of deferred taxes, directly in shareholders’ equity with no corresponding effect on net income.

1.    Accounting Policies (continued)

Short-term investments are reported at cost and include investments with initial maturities of one year or less.

Premiums

Premiums are earned on a pro rata basis over the terms of the policies, generally twelve months. The portion of premiums written applicable to the unexpired terms of the policies in force is recorded as unearned premiums.

Workers’ compensation premiums based on payroll reporting are recorded as written when payroll reports are received from the insured or are estimated if reports have not been received.

Workers’ compensation premiums on policies with deferred installment payment plans are recorded as written when individual installments are billed.

Participating Policies

Participating business (which is written for the Company only by Rockwood Casualty) represents approximately 5.1% and 5.9% of net written premiums and 5.5% and 5.8% of net earned premiums for the years ended December 31, 2000 and 1999, respectively. The amount of dividends to be paid on these policies is determined based on the terms of the individual policies.

Policy Acquisition Costs

Acquisition costs, consisting principally of agents’ commissions and premium taxes, are deferred and amortized over the period in which the related premiums are earned, generally twelve months. Commissions related to insurance risks ceded to other insurance companies are recorded as a reduction to deferred policy acquisition costs. Contingent commissions or other equivalent amounts payable to agents pursuant to contractual profit sharing agreements are accrued based on the experience of the underlying business.

1.    Accounting Policies (continued)

Reserve for Losses and Loss Adjustment Expenses

Loss and loss adjustment expense reserves represent the estimated ultimate net cost of all reported and unreported losses incurred through December 31. The Company does not discount loss and loss adjustment expense reserves (except for Rockwood Group’s workers’ compensation coverages, which are discounted at a 4% rate). The reserve for losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analyses. Those estimates are subject to the effects of trends in loss severity and frequency. Workers’ compensation reserve estimates in particular are subject to a significant degree of inherent variability due to the effects of external factors such as legislative reform and general economic conditions. Although management believes that the reserve for losses and loss adjustment expenses is reasonable, it is possible that the Company’s actual incurred losses and loss adjustment expenses will not conform to the assumptions inherent in the determination of these reserves. Accordingly, the ultimate settlement of losses and the related loss adjustment expenses may vary significantly from the estimates included in the Company’s financial statements. These estimates are reviewed continually by management and annually by independent professional consultants and are adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Reinsurance

The Company cedes reinsurance to control its exposure to potential losses arising from large risks, to provide additional capacity for growth and to provide for greater diversification of business. This reinsurance is contracted under excess of loss and quota-share reinsurance contracts.

Reinsurance premiums, commissions, and expense reimbursements on reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. All reinsurance receivables and prepaid reinsurance premiums are reported as assets.

1.    Accounting Policies (continued)

Goodwill

Excess of purchase price over net assets of business acquired (i.e., goodwill) is amortized on a straight-line basis over periods up to 20 years. The carrying value of goodwill is periodically reviewed by the Company based on the expected future undiscounted operating cash flows of the related business unit. The Company believes that no impairment of goodwill exists at December 31, 2000.

Excess of net assets of business acquired over the related purchase price (i.e., negative goodwill) is amortized on a straight-line basis over a 10-year period.

Income Taxes

Deferred tax assets and liabilities are recognized for the expected future tax effects attributable to temporary differences between the financial reporting and tax basis of assets and liabilities, based on enacted tax rates and other provisions of tax laws.

Accounting Changes

Effective January 1, 1999, the Company adopted Statement of Position 97-3, Accounting by Insurance and Other Enterprises for Insurance Related Assessments (“SOP 97-3”). SOP 97-3 provides guidance on when an insurance enterprise should recognize a liability for assessments related to insurance activities, including those by state guaranty funds and workers’ compensation funds. The provisions of this statement had little effect on the Company’s results of operations or financial position.

The Company adopted Financial Accounting Standards Board Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“Statement 133”) effective January 1, 2000. The Company had no derivative financial instruments at December 31, 2000 or 1999 and does not anticipate more than minimal use of derivatives in the future. Accordingly, the Company does not anticipate that the new statement will have a significant effect on its earnings or financial position.

2.    Investments

The Company’s investments at December 31 are summarized as follows:

	Amortized Cost	Cost or Unrealized Gains	Gross Unrealized Losses	Gross Fair Value
2000
Available-for-sale
Corporate bonds	$76,388,042	$606,086	$(1,265,163)	$75,728,965
U.S. Government bonds	36,320,041	809,804	(17,378)	37,112,467
Non-U.S. Government bonds	3,879,599	48,535	—	3,928,134
Mortgage-backed bonds	84,092,806	2,155,940	(295,416)	85,953,330

Total fixed maturity securities	200,680,488	3,620,365	(1,577,957)	202,722,896

Equity securities	35,660,654	5,550,948	(3,462,555)	37,749,047

Total available-for-sale	236,341,142	9,171,313	(5,040,512)	240,471,943

Held-to-maturity
Corporate bonds	10,364,331	50,442	(98,266)	10,316,507
U.S. Government bonds	2,134,962	19,738	(27,800)	2,126,900
State and municipal bonds	22,819,070	514,746	(1,270)	23,332,546
Mortgage-backed bonds	17,430,418	10,600	(252,224)	17,188,794

Total held-to-maturity	52,748,781	595,526	(379,560)	52,964,747

Other long-term investments	3,891,847	—	(62,817)	3,829,030
Short-term investments	43,817,586	—	—	43,817,586

Total investments	$336,799,356	$9,766,839	$(5,482,889)	$341,083,306

1999
Available-for-sale
Corporate bonds	$87,715,412	$144,928	$(3,006,596)	$84,853,744
U.S. Government bonds	40,355,983	124,778	(570,635)	39,910,126
Non-U.S. Government bonds	2,461,570	3,106	(68,029)	2,396,647
Mortgage-backed bonds	74,035,580	183,142	(1,777,467)	72,441,255

Total fixed maturity securities	204,568,545	455,954	(5,422,727)	199,601,772
Equity securities	12,541,295	1,352,827	(1,353,717)	12,540,405

Total available-for-sale	217,109,840	1,808,781	(6,776,444)	212,142,177

Held-to-maturity
Corporate bonds	12,421,452	29,723	(268,957)	12,182,218
U.S. Government bonds	2,373,384	267	(107,023)	2,266,628
State and municipal bonds	23,583,683	76,393	(320,734)	23,339,342
Mortgage-backed bonds	21,959,954	1,404	(967,351)	20,994,007

Total held-to-maturity	60,338,473	107,787	(1,664,065)	58,782,195

Other long-term investments	6,554,712	—	—	6,554,712
Short-term investments	44,220,687	—	—	44,220,687

Total investments	$328,223,712	$1,916,568	$(8,440,509)	$321,699,771

2.    Investments (continued)

The fair values of fixed maturity and equity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services.

The amortized cost and estimated fair value of investments in fixed maturities at December 31, 2000 are as follows:

	Available-for-Sale Securities		Held-to-Maturity Securities		Total
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Maturity:
Due in 2001	$13,541,199	$13,569,399	$4,386,230	$4,383,749	$17,927,429	$17,953,148
Due in 2002-2005	63,064,654	63,455,553	9,462,097	9,544,443	72,526,751	72,999,996
Due in 2006-2010	39,119,584	38,887,157	13,223,845	13,477,087	52,343,429	52,364,244
Due after 2010	862,245	857,457	8,246,191	8,370,674	9,108,436	9,228,131

	116,587,682	116,769,566	35,318,363	35,775,953	151,906,045	152,545,519
Mortgage-backed securities	84,092,806	85,953,330	17,430,418	17,188,794	101,523,224	103,142,124

Total	$200,680,488	$202,722,896	$52,748,781	$52,964,747	$253,429,269	$255,687,643

The foregoing data is based on the contractual maturities of the securities. Actual maturities may differ for some securities because borrowers have the right to call or prepay obligations with or without penalties.

During 1999, the Company loaned $1,500,000 and $3,500,000 to entities controlled by an individual who was a principal of one of the sellers of Rockwood Casualty. The notes provide for interest at the Company’s cost of capital and repayments in 48 equal monthly installments beginning January 2001. These notes are classified as other long-term investments in the accompanying balance sheets. The notes are secured by a pledge of 400,000 warrants of the Company’s Class A Common Stock (at an exercise price of $2.50 per share). In addition, the borrowers agreed to waive up to $3,200,000 of dividends on the Company’s Redeemable Convertible Preferred Stock in connection with (i) any merger, asset sale, tender or exchange offer or other business combination or (ii) an underwritten public offering of equity securities of the Company, in each case that is consummated within the four-year period following the date of funding. The waiver is subject to the sale or conversion proceeds of the Redeemable Convertible Preferred Stock being sufficient to repay certain of the borrowers’ then outstanding debt and certain other conditions.

2.    Investments (continued)

During 2000, the borrower consented to the cancellation of the 400,000 warrants in settlement of the $3,500,000 note and related accrued interest. Accordingly, the Company reduced the receivable balance to zero and charged shareholders’ equity $3,723,100, including $223,100 for accrued interest.

Major categories of the Company’s net investment income are summarized as follows:

	Year ended December 31
	2000	1999	1998
Fixed maturity securities	$17,201,424	$17,999,702	$16,478,963
Cash and short-term investments	2,190,339	1,515,421	1,519,628
Equity securities	1,745,183	980,953	905,657
Other	396,280	115,035	144,433

Gross investment income	21,533,226	20,611,111	19,048,681
Investment expenses	(1,012,823)	(1,062,168)	(781,048)

Net investment income	$20,520,403	$19,548,943	$18,267,633

The Company’s realized gains and losses on investments are summarized as follows:

	Year ended December 31
	2000	1999	1998
Fixed maturity securities:
Gross realized gains	$28,631	$226,734	$2,480,522
Gross realized losses	(600,881)	(3,567,587)	(121,392)

	(572,250)	(3,340,853)	2,359,130

Equity securities:
Gross realized gains	1,110,315	1,506,652	280,652
Gross realized losses	(925,811)	(11,305)	(83,734)

	184,504	1,495,347	196,918
Other	—	—	(989,125)

Net realized (losses)/gains	$(387,746)	$(1,845,506)	$1,566,923

At December 31, 2000 and 1999, investments with market values of $21,062,100 and $20,111,200, respectively, were on deposit with state insurance departments to satisfy regulatory requirements.

3.    Intangible Assets

Intangible assets at December 31 are comprised of the following:

	2000	1999
Gross goodwill	$15,155,808	$15,971,182
Gross negative goodwill	(5,414,768)	(5,414,768)

	9,741,040	10,556,414
Accumulated amortization	(86,634)	260,004

Net goodwill	9,654,406	10,816,418

Non-compete and non-solicitation agreements, net	1,978,279	2,354,417

	$11,632,685	$13,170,835

4.    Other Assets

Other assets at December 31 are comprised of the following:

	2000	1999
Prepaid reinsurance premiums	$3,198,094	$3,057,065
Furniture, fixtures and equipment, net	2,317,417	2,023,879
Capital lease on real estate, net	1,439,659	1,480,776
Other	2,566,695	1,127,920

	$9,521,865	$7,689,640

5.    Acquisitions

On May 21, 1992, the Company completed its first acquisition of an insurance company (since merged into Colony) for a total price of $5,766,115. The transaction was accounted for as a purchase and resulted in $1,028,400 of goodwill.

On December 30, 1994, the Company acquired all of the outstanding stock of Colony and certain other assets and liabilities for a cash purchase price of $15,000,000. In addition, the Company incurred other costs in connection with this acquisition of $1,963,631, bringing the total to $16,963,631. The transaction was accounted for as a purchase and resulted in $5,414,768 of negative goodwill.

5.    Acquisitions (continued)

On December 31, 1996, the Company acquired all of the outstanding stock of Rockwood Casualty and certain other assets and liabilities (the “Rockwood Casualty Acquisition”) for cash of $41,500,000 and $15,500,000 of 7%, Redeemable Convertible Preferred Stock. The Company also issued discounted warrants to purchase an aggregate of 400,000 shares of Class A Common Stock at an exercise price of $2.50 per share (see Notes 2, 11 and 12 for further discussion). In addition to the cash paid and the stock and warrants issued, the Company incurred costs associated with the acquisition of $2,128,275 bringing the total cost to $59,728,275. The transaction was accounted for as a purchase and resulted in $5,533,129 of goodwill.

On July 31, 1998, the Company acquired all of the outstanding stock of Preferred National and certain other assets and liabilities (the “Preferred National Acquisition”) for cash of $35,190,985 and 500,000 shares of Class A Common Stock. The Company also issued warrants to purchase an aggregate of 1,050,000 shares of Class A Common Stock at an exercise price of $10.00 per share (see Note 12 for further discussion). In addition to the cash paid and the stock and warrants issued, the Company incurred costs associated with the acquisition of $6,542,770 (including costs associated with employee severance or relocation and lease termination), bringing the total cost to $45,883,755. The transaction was accounted for as a purchase and resulted in $8,594,279 of goodwill.

The following table summarizes the effects of the Company’s acquisitions:

	July 31 1998 Transaction	December 31 1996 Transaction	December 30 1994 Transaction	May 21 1992 Total
Total purchase price	$45,883,755	$59,728,275	$16,963,631	$5,766,115	$128,341,776
Liabilities assumed at fair value	45,248,065	166,242,686	67,399,881	1,119,388	280,010,020
Less: Assets acquired at fair value	(82,537,541)	(220,437,832)	(89,778,280)	(5,857,103)	(398,610,756)

Goodwill/(Negative goodwill)	$8,594,279	$5,533,129	$(5,414,768)	$1,028,400	$9,741,040

5.    Acquisitions (continued)

The following unaudited pro forma financial information assumes that the Preferred National Acquisition occurred on January 1, 1998.

Year ended December 31 1998
(in 000’s, except per share data)
Pro forma revenues	$131,846
Pro forma net income	$12,231
Pro forma net income available to common shareholders	$11,146
Pro forma net income per share—basic	$1.13
Pro forma net income per share—diluted	$0.90

6.    Reserve for Losses and Loss Adjustment Expenses

The Company does not believe any of the policies currently being written, or written in recent years, expose the Company to asbestos-related or environmental risks (other than the environmental business intentionally underwritten by the Colony Group on a claims-made basis). After extensive review, the Company has, however, identified two insured accounts written in the 1980s where an asbestos-related exposure exists. The Company’s reserves for such costs total $430,200 as of December 31, 2000. Although management has performed extensive reviews of its records to identify insured accounts for which exposure to asbestos-related illnesses exist, courts and legislatures have, in the past, attempted to expand coverage and liability. Accordingly, an indeterminable amount of additional liability could develop. However, this amount should be limited by the very small number of identified insured accounts, limited policy terms, already partially exhausted policy limits, and the existence of significant applicable reinsurance.

Rockwood Group discounts its workers’ compensation reserves for both statutory and GAAP financial reporting purposes. The discount rate at December 31, 2000 and 1999 is 4%. Included in the reserve for losses and loss adjustment expenses at December 31, 2000 and 1999 is $52,795,000 and $66,466,000, respectively, related to workers’ compensation coverages (which are net of discounts of $9,668,200 and $12,134,300, respectively).

6.    Reserve for Losses and Loss Adjustment Expenses (continued)

The following table provides a reconciliation of the beginning and ending reserve balances for losses and loss adjustment expenses (“LAE”), net-of-reinsurance, to the gross amounts reported in the balance sheet.

	Year ended December 31
	2000	1999	1998
	(in 000’s)
Reserve for losses and LAE, net of related reinsurance recoverables, at beginning of year	$208,870	$203,919	$172,788
Add:
Provision for losses and LAE for claims occurring in the current year, net of reinsurance	73,391	71,050	59,324
Decrease in incurred losses and LAE for claims occurring in prior years, net of reinsurance	(26,861)	(10,811)	(4,099)
Provision for discount on claims occurring in the current year	(1,506)	(1,285)	(1,573)
Provision for discount on claims occurring in prior years	3,972	3,662	2,123

Incurred losses and LAE during the current year, net of reinsurance and discount	48,996	62,616	55,775
Deduct:
Losses and LAE payments for claims, net of reinsurance, occurring during:
Current year	(18,635)	(17,159)	(16,412)
Prior years	(50,317)	(40,506)	(35,265)

	(68,952)	(57,665)	(51,677)

Add: Reserves related to acquisition	—	—	27,033
Reserve for losses and LAE, net of related reinsurance recoverables, at end of year	188,914	208,870	203,919
Add: Reinsurance recoverables on unpaid losses and LAE, at end of year ($5,055 in 1998 related to acquisition)	39,314	35,803	27,857

Reserve for losses and LAE, gross of reinsurance recoverables on unpaid losses and LAE, at end of year	$228,228	$244,673	$231,776

6.    Reserve for Losses and Loss Adjustment Expenses (continued)

The foregoing reconciliation shows that redundancies of $26,861,000, $10,811,000 and $4,099,000 in prior year reserves emerged in 2000, 1999 and 1998, respectively. The majority of these redundancies developed at Rockwood Casualty. In March 2000, Rockwood Casualty had some favorable resolutions to certain claims which resulted in a $14,800,000 reserve release. Additionally, Rockwood Casualty continues to experience lower than expected costs of settling workers’ compensation claims and lower than expected per claim costs for incurred but unreported claims. The Company attributes these lower costs primarily to the effects of enacted legislation resulting in the lowering of medical costs and indemnity costs to workers’ compensation carriers. As a result, in December 2000, Rockwood Casualty released an additional $8,000,000 from its reserves.

7.    Reinsurance

The Company’s insurance subsidiaries remain liable to their policyholders if its reinsurers are unable to meet their contractual obligations under applicable reinsurance agreements. To minimize exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. At December 31, 2000, reinsurance recoverables from three reinsurers were $11,717,700, $9,953,600 and $2,936,800, representing approximately 62.6% of the total balance of reinsurance recoverables outstanding.

Net written premiums are summarized as follows:

	Year ended December 31
	2000	1999	1998
Direct premiums	$145,437,632	$125,714,378	$104,630,861
Assumed premiums	1,625,615	465,194	426,087
Ceded premiums	(17,174,366)	(16,668,702)	(13,239,642)

Net written premiums	$129,888,881	$109,510,870	$91,817,306

7.    Reinsurance (continued)

Net earned premiums are summarized as follows:

	Year ended December 31
	2000	1999	1998
Direct premiums	$135,736,032	$128,047,784	$104,972,137
Assumed premiums	1,044,418	420,983	1,477,622
Ceded premiums	(17,033,336)	(17,419,552)	(14,648,865)

Net earned premiums	$119,747,114	$111,049,215	$91,800,894

Net losses and LAE incurred are summarized as follows:

	Year ended December 31
	2000	1999	1998
Direct losses and LAE	$62,959,867	$79,060,312	$64,309,972
Assumed losses and LAE	(862,306)	(88,547)	1,117,908
Ceded losses and LAE	(13,101,830)	(16,356,044)	(9,652,642)

Net losses and LAE incurred	$48,995,731	$62,615,721	$55,775,238

8.    Other Liabilities

Other liabilities at December 31 are comprised of the following:

	2000	1999
Federal income tax payable	$5,009,282	$2,727,244
Accounts payable	4,977,836	3,096,881
Amounts payable to reinsurers	4,536,435	2,366,650
Capital lease obligation	3,809,728	3,582,215
Obligations under non-compete and non-solicitation agreements	1,978,279	2,354,416
Other	3,105,972	3,085,622

	$23,417,532	$17,213,028

9.    Debt

The principal balance outstanding under the Company’s credit agreement requires semi-annual payments on January 2 and July 1 and matures on July 1, 2004. On June 28, 2000, the Company amended the terms of its credit agreement to permit the Company to make limited repurchases of its common and preferred stock and to defer a $3,625,000 principal payment due on July 1, 2000. The new maturity schedule is as follows:

Date	Principal Payment
2001	$7,375,000
2002	8,500,000
2003	9,500,000
2004	10,517,566

$35,892,566

The existing debt is subject to mandatory prepayment (which may be waived by the bank) equal to:

•
in the case of an initial public offering, an amount equal to the lesser of 75% of such net cash proceeds or an amount necessary to bring the ratio of debt to total debt and equity to .20 to 1.0;—50% of the net cash proceeds of any other equity offering exceeding $250,000 in any fiscal year;

•
100% of the proceeds of any asset disposition greater than $2,000,000 in any fiscal year; and/or—up to 35% of the Company’s excess cash flow (as defined) if the ratio of debt to total debt and equity exceeds certain prescribed levels.

The debt can be segregated into one or more Base Rate Tranches or one or more LIBOR loans at the option of the Company. A Base Rate Tranch will bear interest at the higher of either the bank’s prime rate or the Federal Funds Rate plus .5%. In the case of a LIBOR loan, the rate will equal the applicable LIBOR rate plus (i) 2.25% if the ratio of debt to total debt and equity is greater than or equal to .40 to 1.0, (ii) 2.00% if such ratio is less than .40 to 1.0 but greater than or equal to .35 to 1.0, and (iii) 1.75% if such ratio is less than .35 to 1.0. Interest on each Base Rate loan is payable quarterly and interest on each LIBOR loan is payable according to an alternative period chosen by the Company of one, two or three month periods.

9.    Debt (continued)

The debt is secured by all of the outstanding stock of the direct subsidiaries of the Company and substantially all of the Company’s other assets. The terms of the credit agreement require the Company and its subsidiaries to maintain certain prescribed levels of shareholders’ equity, consolidated statutory surplus and various key operating indices or performance measures. Additionally, the terms of the credit agreement prohibit the Company from paying dividends or incurring additional debt.

On February 18, 1997, the Company entered into a contract with the holder of the debt. This contract capped the maximum three month LIBOR rate at 6.40%. The Company accounted for this contract as a hedge on an accrual basis through March 31, 1998. On April 1, 1998, the Company undesignated this contract. On December 29, 1998, the Company settled the contract through an agreement to pay $983,000 and recorded the loss in realized gains/(losses) on investments.

During 2000, 1999 and 1998, the LIBOR rate ranged from 5.86% to 6.82%, 4.98% to 6.27% and 5.31% to 5.82%, respectively. Interest paid by the Company was $3,039,800, $2,932,100 and $3,428,900 for 2000, 1999 and 1998, respectively.

10.    Income Taxes

The Company files a consolidated federal income tax return with its subsidiaries. At December 31, 2000, the Company had net operating loss carryforwards of $2,460,300 for income tax purposes which expire in 2009. Utilization of these losses for income tax purposes is subject to certain limitations under Internal Revenue Code Section 382.

The Company’s effective income tax rate on pre-tax income is lower than the prevailing corporate federal income tax rate and is summarized as follows:

	Year ended December 31
	2000	1999	1998
Income tax expense at federal rates of 35%	$14,708,701	$7,395,104	$5,717,401
Change in valuation allowance on deferred tax assets	(1,113,676)	(57,773)	(108,744)
Other	(207,786)	(345,402)	(420,153)

Income tax expense	$13,387,239	$6,991,929	$5,188,504

10.    Income Taxes (continued)

Federal income taxes paid by the Company, net of refunds, was $12,104,100, $4,514,000 and $3,100,000 for 2000, 1999 and 1998, respectively.

The significant components of the net deferred tax asset at the current prevailing tax rate are summarized as follows:

	December 31
	2000	1999	1998
Deferred tax assets:
Reserve for losses and loss adjustment expenses	$9,137,080	$9,947,199	$9,461,412
Unearned premiums	4,335,196	3,449,218	3,530,541
Net unrealized losses	—	1,730,943	—
Net operating and capital loss carryforwards	861,121	1,113,676	1,171,449
Accrued policyholder dividends	420,000	420,000	654,436
Accrued purchase costs	352,991	564,940	920,834
Other	2,407,346	1,285,039	1,870,303

	17,513,734	18,511,015	17,608,975
Less: valuation allowance	—	(1,113,676)	(1,171,449)

Total deferred tax assets	17,513,734	17,397,339	16,437,526

Deferred tax liabilities:
Deferred policy acquisition costs	5,836,489	5,010,339	5,001,523
Net unrealized gains	1,424,285	—	2,080,818

Total deferred tax liabilities	7,260,774	5,010,339	7,082,341

Net deferred tax assets	$10,252,960	$12,387,000	$9,355,185

Management periodically reviews the need for a valuation allowance relating to its deferred tax assets. In early 2000, such a review concluded that it was more likely than not that the deferred tax asset related to the net operating loss carryforwards would be realized. The changes in the valuation allowance were recorded as follows:

	Year ended December 31
	2000	1999	1998
Change recognized in income:
Reduction for increased likelihood of realization	$(1,113,676)	$(57,773)	$(108,744)

11.    Capital Stock

Common Stock—Class A Shares

On June 30, 2000, the Company repurchased and retired 1,471,241 shares of its Class A Common Stock at a price of $7.50 per share.

On September 30 and December 31, 1999, warrants to purchase 403,876 shares of Class A Common Stock with exercise prices from $.01 to $2.50 were scheduled to expire. All of these warrants were exercised for total proceeds of $155,306 (see Note 12 for further discussion).

In early 1999, the Company repurchased and retired 11,841 shares of its Class A Common Stock at a price of $6.75 per share.

Common Stock—Class B Shares

On June 30, 2000, the Company repurchased and retired 9,573 shares of its Class B Common Stock at a price of $7.50 per share. The total cost of this repurchase (including the 1,471,241 shares of Class A Common Stock noted above) was $11,106,105.

In early 1999, the Company repurchased and retired 50,000 shares of its Class B Common Stock at a price of $6.75 per share. The total cost of this repurchase (including the 11,841 shares of Class A Common Stock noted above) was $417,427.

The shares of Class B Common Stock generally have the same rights as the shares of Class A Common Stock except for certain voting rights and restrictions on the Class B shares. All Class B shares will convert automatically to an equal number of Class A shares on the earliest of (a) approval of the holders of two-thirds of the Class A shares, (b) approval by a majority of the Class A Directors, or (c) April 15, 2002.

Common Stock—Class C Shares

In connection with the Rockwood Casualty Acquisition on December 31, 1996 and on August 25, 1997, the Company issued 31,750 and 733 units, respectively, in a private placement (the “Private Placement”) at a price of $400 per unit. Each unit included 100 shares of Class C Common Stock, 100 rights (the “Rights”) and one warrant to purchase 7.874 shares of Class A Common Stock. As a result, the Company raised $12,993,200, issued 3,248,300 shares of Class C Common Stock, a corresponding number of Rights and issued warrants to purchase 255,772 shares of Class A Common Stock.

11.    Capital Stock (continued)

These warrants were exercisable at a price of $.01 each at any time after June 1, 2001 or earlier in the event of a sale of all (or substantially all) of the Company’s assets or a change in control of the Company. However, the Company has the right to reacquire all of these warrants at $.01 each at any time after December 31, 2000, since the book value per share of the Company is greater than $7.25. These warrants will be reacquired by the Company in 2001 for a total purchase price of $2,557.

Each Right entitles the holder to the difference between $4.00 per share of Class C Common Stock and the fair value of the Class A Common Stock (if the fair value of Class A Common Stock is less than $4.00 per share) on certain Trigger Event dates. The Company may fulfill its obligations with respect to the Rights, if any, by the payment of cash or the issuance of securities, at the option of the Company. If the Company completes an initial public offering with a per share price of more than $4.00, these Rights terminate pursuant to their terms.

The shares of Class C Common Stock have a liquidation preference over the Class A and Class B shares and are convertible into Class A shares on a one-to-one basis at any time at the option of the holder. In the event of liquidation, the Class C Common Stockholders have priority up to $4.00 per share over the Class A and B shares.

Redeemable Convertible Preferred Stock—Series A In connection with the Rockwood Casualty Acquisition on December 31, 1996, the Company issued 155,000 shares of Redeemable Convertible Preferred Stock. This stock has a 7% per annum dividend which can be accrued or paid at the option of the Company. The stock was convertible at any time at the option of the holder into 2,583,333 shares of Class A Common Stock (i.e., $6.00 per share) except in the event of an initial public offering when such conversion is mandatory.

In the event of conversion, all accrued but unpaid dividends convert to an 8% subordinated debt of the Company. This debt would mature on December 31, 2003.

The holder of the Redeemable Convertible Preferred Stock is entitled to one vote for each share, voting together as a single class, to nominate and elect one member of the Board of Directors. This right ceases to exist if less than 50,000 shares of Redeemable Convertible Preferred Stock are outstanding at the record date. The holder of these shares has no other voting rights except as required by law.

11.    Capital Stock (continued)

Each holder of these shares has the right, not earlier than 180 days and not later than 60 days before December 31, 2006, to require the Company to redeem all or any portion of such holder’s shares not previously converted at a price per share equal to the stated value (i.e., $100.00 per share) plus all accrued and unpaid dividends at such time. The Company shall have the option to pay the redemption price in cash, by delivery of 8% promissory notes due on demand or by a combination of each. The promissory notes would be subordinate in all respects to the Company’s bank debt. Not less than half of the accrued dividends must be paid on December 31, 2003, with the balance payable on December 31, 2004. Payments may be made in cash and/or demand promissory notes issued by the Company.

On June 26, 2000, the Company repurchased and retired 30,000 shares of its Redeemable Convertible Preferred Stock (equivalent to 500,000 Class A Common Stock shares) for a cash price of $3,750,000. As a result of the repurchase, the Company eliminated $735,000 of accrued preferred stock dividends on the related shares.

12.    Warrants and Options

Warrants

As of December 31, 2000, the Company had the following warrants outstanding for the purchase of Class A Common Stock:

Number of Shares	Exercise Price	Expiration Date
255,772	$0.01	December 31, 2006
22,500	$2.20	—
1,050,000	$10.00	January 31, 2006

1,328,272

12.    Warrants and Options (continued)

A summary of the warrant activity is as follows:

	Year ended December 31
	2000	1999	1998
Outstanding at January 1	1,728,272	2,132,148	1,082,148

Warrants granted	—	—	1,050,000
Warrants exercised	—	(403,876)	—
Warrants cancelled	(400,000)	—	—

Outstanding at December 31	1,328,272	1,728,272	2,132,148

Exercisable at December 31	1,072,500	1,472,500	1,876,376

The above totals include 255,772 warrants which will be reacquired pursuant to their terms by the Company during 2001 (see Note 11 for further discussion).

Options

The Company has a 1996 Incentive Plan pursuant to which options to purchase shares of Class A Common Stock may be granted to officers, employees, consultants, advisors and directors of the Company. The number of shares of Class A Common Stock reserved for issuance under this Plan is 3,000,000. The Company also has a 1992 Stock Option Plan pursuant to which options to purchase Class B Common Stock were granted to officers and a director of the Company. The number of shares of Class B Common Stock reserved for issuance under this plan is 250,000. All options granted under these plans are exercisable over a four year period commencing from the anniversary date of the grant except for 150,000 options granted in December 1995 which were fully vested upon their issuance.

During 2000, the Company granted 15,000 non-qualified stock options with an exercise price of $8.50.

During 1999, the Company ratified the prior grant of 885,500 non-qualified stock options, as of the original date of grant, which were not issued pursuant to the plans noted above, to various employees and directors. The exercise price of these options is $7.00 for 600,000 of the options, $8.00 for 275,000 of the options and $5.00 for 10,500 of the options. The latter options were granted in 1997 by the Compensation Committee of the Board of Directors but not ratified until 1999.

12.    Warrants and Options (continued)

As of December 31, 2000, the aggregate shares issuable upon exercise of Class A and Class B options, net of forfeitures, is as follows:

Number of Shares	Exercise Price	Expiration Date
15,000	$8.50	2010
241,000	$8.00	2009
590,000	$7.00	2008
470,000	$5.00	2007
88,500	$4.00	2003
60,000	$2.50	2005
90,000	$2.00	2002

1,554,500

A summary of the option activity is as follows:

	Year ended December 31
	2000	1999	1998
Outstanding at January 1	1,599,500	726,000	750,000
Options granted	15,000	885,500	—
Options exercised	—	—	—
Options cancelled	(60,000)	(12,000)	(24,000)

Outstanding at December 31	1,554,500	1,599,500	726,000

Exercisable at December 31	946,250	610,875	316,500

13.    Related Party Transactions

In connection with the Rockwood Casualty Acquisition, the Company issued warrants to purchase 400,000 shares of Class A Common Stock to two former owners of Rockwood Casualty. These two warrantholders are the owners of a company which purchased the $15,500,000 Redeemable Convertible Preferred Stock issued pursuant to the Rockwood Casualty Acquisition from one of the sellers of Rockwood Casualty (see Note 2 for further discussion).

The Chairman of the Board of Directors of the Company has a consulting contract with the Company for $50,000 per year, which can be terminated by either party upon not less than ninety days written notice.

13.    Related Party Transactions (continued)

As part of the December 31, 1996 Private Placement, the Company loaned a total of $200,000 to three of its officers to purchase units in the transaction. A total of 50,000 shares of Class C Common Stock were purchased together with 3,937 contingent warrants to purchase Class A Common Stock at an exercise price of $.01 per share. The notes had an interest rate of 6.5% and were repaid in full during 2000.

14.    Commitments and Contingencies

The Company and its subsidiaries are named as defendants in legal actions arising primarily from claims from insurance policies. These actions have been considered in establishing the Company’s reserve liabilities. Management and its legal counsel are of the opinion that the settlement of these actions will not have a material adverse effect on the Company’s financial position or the results of its operations.

Rockwood Casualty has entered into a fifteen-year capital lease agreement for its home office building with an affiliate of one of the sellers. The lessor is also an affiliate of the holders of the Company’s Redeemable Convertible Preferred Stock. Under the terms of this lease, Rockwood Casualty has the option to purchase the property at any time during the lease for a scheduled price equal to all of the remaining fixed payments discounted at 8.5%, including a required payment of $2,500,000 at the end of the lease term. If Rockwood Casualty fails to exercise such option, the lessor may require Rockwood Casualty to purchase the property for $2,500,000 at the conclusion of the lease. For financial reporting purposes, the lease has been recorded in other liabilities at its present value using a discount rate of 8.5%. The future minimum rental payments required under this lease as of December 31, 2000 are as follows:

2001	$86,000
2002	261,000
2003	287,000
2004	287,000
2005	287,000
Thereafter	6,281,000

$7,489,000

14.    Commitments and Contingencies (continued)

The Company leases additional office space under lease agreements that expire at various intervals and are subject to renewal options at market rates prevailing at the time of renewal. At December 31, 2000, future minimum payments under non-cancelable operating leases are as follows:

52001	$908,500
2002	1,022,500
2003	1,063,800
2004	868,400
2005	646,000
Thereafter	832,900

$5,432,100

Additionally as part of the Rockwood Casualty Acquisition, the Company entered into several agreements with former owners and affiliates of Rockwood Casualty, including certain non-solicitation and non-compete agreements, for periods of up to ten years. The agreements require payments as follows: 2001—$565,000; 2002 to 2006—$390,000 per year. The net present value of such agreements is recorded as an intangible asset with a corresponding liability recorded in other liabilities.

15.    Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share:

	Year ended December 31
	2000	1999	1998
Numerator:
Net income available to common shareholders (numerator for basic earnings per share)	$27,657,622	$13,051,939	$10,061,927
Dividends to redeemable convertible preferred shareholders	980,000	1,085,000	1,085,000

Net income (numerator for diluted earnings per share)	$28,637,622	$14,136,939	$11,146,927

Denominator:
Weighted average common shares outstanding (denominator for basic earnings per share)	9,469,462	9,930,548	9,585,515

Effect of dilutive securities:
Warrants	479,649	837,398	904,036
Employee stock options	433,872	367,825	268,024
Redeemable convertible preferred stock	2,330,601	2,583,333	2,583,333

Dilutive potential common shares	3,244,122	3,788,556	3,755,393

Adjusted weighted average common shares outstanding and assumed conversions (denominator for diluted earnings per share)	12,713,584	13,719,104	13,340,908

Net income per share—basic	$2.92	$1.31	$1.05

Net income per share—diluted	$2.25	$1.03	$0.84

Warrants to purchase 1,050,000 shares of Class A Common Stock at $10.00 per share were outstanding from July 31, 1998 through December 31, 2000 but were not included in the computation of diluted earnings per share for those years since the exercise price of these warrants was greater than the average fair value of the Class A Common Stock shares.

16.    Accumulated Other Comprehensive Income/(Expense)

The following table summarizes the Company’s changes in accumulated other comprehensive income/(expense):

	Year ended December 31, 2000
	Pre-Tax Amount	Tax (Expense)/Benefit	Net Amount
Net unrealized gains on investments arising during the year	$9,244,524	$(3,237,865)	$6,006,659
Less: reclassification adjustment for gains included in net income	193,923	(67,683)	126,240

Total other comprehensive income	$9,050,601	$(3,170,182)	$5,880,419

	Year ended December 31, 1999
	Pre-Tax Amount	Tax (Expense)/Benefit	Net Amount
Net unrealized losses on investments arising during the year	$(8,503,571)	$2,929,422	$(5,574,149)
Less: reclassification adjustment for losses included in net income	2,451,248	(857,930)	1,593,318

Total other comprehensive expense	$(10,954,819)	$3,787,352	$(7,167,467)

	Year ended December 31, 1998
	Pre-Tax Amount	Tax (Expense)/Benefit	Net Amount
Net unrealized gains on investments arising during the year	$2,287,652	$(800,678)	$1,486,974
Less: reclassification adjustment for gains included in net income	1,354,027	(473,909)	880,118

Total other comprehensive income	$933,625	$(326,769)	$606,856

17.    Segment Information

The Company evaluates performance and allocates resources based on premium volume generated by the reportable segments which are separately managed business units. The Company is managed in two reportable segments: Colony Group and Rockwood Group. The Colony Group primarily offers commercial non-admitted and admitted liability and property insurance products. Rockwood Group primarily offers workers’ compensation insurance coverages. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company does not allocate assets to the segments for management reporting purposes.

	Year	Colony Group	Rockwood Group	Total
	(in 000’s, except combined ratios)
Gross written premiums	2000	$100,390	$46,673	$147,063
	1999	86,275	39,905	126,180
	1998	65,749	39,308	105,057

Net earned premiums	2000	$79,386	$40,361	$119,747
	1999	76,166	34,883	111,049
	1998	56,694	35,107	91,801

Statutory combined ratio	2000	96.3%	36.9%	76.3%
	1999	97.4%	85.5%	93.7%
	1998	106.1%	91.2%	100.4%

Gross written premiums generated by a single agency for the Colony Group of $16,158,300 represent approximately 11.0% of the Company’s consolidated gross written premiums and 16.1% of the Colony Group’s gross written premiums for the year ended December 31, 2000.

Approximately $6,600,800 (14.1%) of Rockwood Group’s gross written premiums were derived from two agents for the year ended December 31, 2000. The loss of either of these agents could have a material adverse effect on the Company.

Rockwood Group reduced its reserve for loss and loss adjustment expenses by $20,602,600 during 2000 (see Note 6 for further discussion). Absent this release, Rockwood Group and the Company’s statutory combined ratio would have been 87.9% and 93.5%, respectively.

18.    Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, short-term investments and other long-term investments approximate those assets’ fair values. Fair values for investment securities are based on quoted market prices (see Note 2 for a summary of invested asset fair values). The Company has not determined the fair value of its debt obligation; however, management believes that the fair value of this financial instrument does not differ materially from its recorded value.

19.    Stock Based Compensation

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB 25”) and related Interpretations in accounting for its employee stock options. Under APB 25, when the exercise price of the Company’s employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized (see Note 12 for a summary of the options issued and outstanding). This methodology was deemed preferable because, as discussed below, the alternative fair value accounting, as provided for under FASB Statement No. 123, Accounting for Stock-Based Compensation, (“Statement 123”), requires use of option valuation models that were not developed for use in valuing employee stock options.

Pro forma information regarding net income and earnings per share is, however, required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by that Statement. The fair value of these options (which is amortized to expense over the vesting period of the options) was estimated at the grant dates using a Black-Scholes option pricing model with the following assumptions:

	2000	1999	1998
Risk-free interest rate	5.20%	6.77%	4.98%
Expected life of the option	10.0 years	10.0 years	10.0 years
Expected stock price volatility	.23	.24	.26

The expected dividend yield used is 0% for all years since the Company’s credit agreement prohibits the payment of dividends (see Note 9 for further discussion).

19.    Stock Based Compensation (continued)

The Black-Scholes option valuation model was developed for use in estimating the fair value of publicly traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of publicly traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

The Company’s pro forma disclosures, as required under Statement 123 are as follows:

	Year ended December 31
	2000	1999	1998
Pro forma net income	$27,940,632	$13,395,817	$10,744,095
Pro forma net income available to common shareholders	$26,960,632	$12,310,817	$9,659,095
Pro forma earnings per share—basic	$2.85	$1.24	$1.01
Pro forma earnings per share—diluted	$2.20	$0.98	$0.81

The effects of applying Statement 123 for providing pro forma disclosures are not likely to be representative of the effect on pro forma net income for future years as the expense recognition will vary depending on the vesting schedule of the options.

No compensation expense has been recorded in operations in 2000, 1999 or 1998 since all options were issued with exercise prices that equaled or exceeded the then fair value of the Company’s stock.

20.    Statutory Matters

State insurance laws and regulations prescribe accounting practices for determining statutory net income and equity for insurance companies. In addition, state regulators may permit statutory accounting practices that differ from prescribed practices. Statutory accounting practices prescribed or permitted by regulatory authorities for the Company’s insurance subsidiaries differ from GAAP. Shareholders’ equity and net income, as determined in accordance with statutory accounting practices, for the insurance subsidiaries are summarized as follows:

	Year ended December 31
	2000	1999	1998
	(in 000’s)
Net income	$31,694	$18,238	$13,876
Shareholders’ equity	88,748	85,195	90,467
Minimum statutory capital and surplus	19,000	17,500	17,250

Generally, the capital and surplus of the insurance subsidiaries available for transfer to the parent company are limited to the amounts that the insurance subsidiaries’ capital and surplus, as determined in accordance with statutory accounting practices, exceed minimum statutory capital requirements. At December 31, 2000, the amount of dividends available to the Company from subsidiaries during 2001 is $26,746,500; however, such payments may be subject to approval by regulatory authorities depending on when the dividends are actually declared.

The NAIC revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual will be effective January 1, 2001. The domiciliary states of the insurance subsidiaries have adopted the provisions of the revised manual with some modifications (Pennsylvania will continue to permit the discounting of loss and loss adjustment expense reserves). The revised manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that the insurance subsidiaries use to prepare their statutory-basis financial statements. Management believes the impact of these changes will not adversely affect its total capital and surplus.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2001 gives effect to the acquisition of Front Royal, Inc. (“Front Royal”) as if it had occurred on June 30, 2001. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30,2001 and the year ended December 31, 2000 present operating results of the Company as if the acquisition of Front Royal had occurred at the beginning of each period presented, January 1, 2001 and January 1, 2000, respectively. Pro forma adjustments to reflect the acquisition have been applied to the historical statements of income of the Company. These adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable in the circumstances. The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes of the corporations incorporated by reference or referred to in this Form 8-K.

The acquisition of Front Royal is accounted for as a purchase in accordance with FASB No. 141, “Business Combinations” and acquired goodwill and other intangible assets are accounted for in accordance FASB No. 142, “Goodwill and Other Intangible Assets”. Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values. Allocation of the purchase price is subject to valuations and other studies which are not yet complete. Accordingly, the final allocation may be different from the amounts reflected herein. However, management of the Company does not believe such differences will have a material impact on the results of operations or stockholders’ equity.

ARGONAUT GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2001
(In millions)

	Historical		Pro Forma Adjustments										Proforma
	Argonaut Group, Inc.	Front Royal, Inc.	(a)		(b)		(c)		(d)		Total		AGI & FRI Consol.
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$565.7	$274.7		$(51.1)		$—		$—		$—		$(51.1)	$789.3
Equity securities, available for sale, at fair value		318.9		36.6		(10.7)		—		—		(10.7)	344.8
Short-term investments	123.7	34.7		(103.2)		—		—		—		(103.2)	55.2
Other long term investments	0.0	4.0		—		—		—		—		—	4.0

Total investments	1,008.3	350.0		(165.0)		0.0		0.0		0.0		(165.0)	1,193.3

Cash and cash equivalents	17.2	12.1		—		—		—		—		—	29.3
Accrued investment income	13.6	3.5		—		—		—		—		—	17.1
Receivables:
Due from insureds	139.3	27.4		—		—		—		—		—	166.7
Due from reinsurance	240.1	39.4		—		—		—		—		—	279.5
Accrued retrospective premiums	17.8	0.0		—		—		—		—		—	17.8
Deferred federal income tax asset, net	63.7	8.8		—		—		1.1		.2		1.3	73.8
Goodwill	28.6	9.5		62.3		3.3		(1.1)		6.3		70.8	108.9
Intangibles	0.0	1.8		—		(1.7)		—		—		(1.7)	0.1
DAC	0.0	19.6		—		—		—		—		—	19.6
Other assets	16.4	13.2		—		(1.0)		—		—		(1.0)	28.6

Total assets	1,545.0	$485.3		$(102.7)		$0.6		$0.0		$6.5		$(95.6)	$1,934.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserves for losses and loss adjustment expenses	$916.4	$232.5	$		$		$		$		$		$1,148.9
Unearned premiums	87.8	75.3		—		—		—		—		—	163.1
Other liabilities		73.2		40.9		1.6		0.6		6.5		8.7	122.8
Note Payable	0	32.3		—		—		—		—		—	32.3

Total liabilities	1,077.4	381.0		1.6		0.6		0.0		6.5		8.7	1,467.1

Shareholders’ equity:
Preferred stock	0.0	12.5		(12.5)		—		—		—		(12.5)	0.0
Common stock	2.2	16.3		(16.3)		—		—		—		(16.3)	2.2
Additional paid-in capital				93.7		0.0		—		—		—	93.7
Retained earnings	257.5	70.5		(70.5)		—		—		—		(70.5)	257.5
Accumulated other comprehensive income	114.2	5.0		(5.0)		—		—		—		(5.0)	114.2

	467.6	104.3		(104.3)		0.0		0.0		0.0		(104.3)	467.6

Total liabilities and shareholders’ equity	$1,545.0	$485.3		$(102.7)		$0.6		$0.0		$6.5		$(95.6)	$1,934.7

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

ARGONAUT GROUP, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2001
(In millions except earnings per share)

	Historical		Pro Forma
	Argonaut Group, Inc.	Front Royal Inc.	Adjustments			Consolidated
Premiums and other revenue:
Premiums, net	$67.5	$71.4	$			$138.9
Net investment income	26.5	11.2		(4.9	) e,g	32.8
Gains on sales of investments	7.1	0.6				7.7

Total revenue	101.1	83.2		(4.9)		179.4

Expenses:
Losses and loss adjustment expenses	60.8	48.0				108.8
Underwriting, acquisition, and insurance expenses	36.6	25.2				61.8
Other expenses	1.4	3.4		(.4	) f	4.4

Total expenses	98.8	76.6		(.4)		175.0

Income(loss) before income taxes	2.3	6.6		(4.5)		4.4
Income tax provision (benefit)	0.1	2.1		(1.4	) c	.8

Net income (loss)	$2.2	$4.5		$(3.1)		$3.6

Income (loss) per common share:
Basic	$0.10					$0.17

Weighted average shares	21.66					21.66

Diluted	$0.10					$0.17

Weighted average shares	21.66					21.66

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

ARGONAUT GROUP, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
Year Ended December 31, 2000
(In millions except earnings per share)

	Historical		Pro Forma
	Argonaut Group, Inc.	Front Royal Inc.	Adjustments			Consolidated
Premiums and other revenue:
Premiums, net	$124.6	$119.7	$			$244.3
Net investment income	62.0	25.0		(9.8	) e,g	77.2
Gains on sales of investments	23.3	(0.4)				22.9

Total revenue	209.9	144.3		(9.8)		344.4

Expenses:
Losses and loss adjustment expenses	247.6	49.0				296.6

Underwriting, acquisition, and insurance expenses	83.1	44.3				0.0 127.4
Other expenses	8.4	9.0		(.8	) f	16.6

Total expenses	339.1	102.3		(.8)		440.6

Income(loss) before income taxes	(129.2)	42.0		(9.0)		(96.2)
Income tax provision (benefit)	(45.9)	13.4		(2.7	) c	(35.2)

Net income (loss)	$(83.3)	$28.6		$(6.3)		$(61.0)

Income (loss) per common share:
Basic	$(3.77)					$(2.76)

Weighted average shares	22.07					22.07

Diluted	$(3.77)					$(2.76)

Weighted average shares	22.07					22.07

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

ARGONAUT GROUP, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Proforma Adjustments

(a)	Record purchase of all outstanding shares of Front Royal stock for cash price of $165 million and $1.6 mil. in accrued acquisition costs.

(b)
Record estimated purchase accounting adjustments as of August 31, 2001, including estimated fair value adjustments, certain exit costs and non-recognition of goodwill previously recorded by Front Royal. These purchase accounting adjustments represent approximate values and are based upon preliminary evaluations. The amounts of similar adjustments to be made when final valuations are determined may vary from the estimated amounts disclosed here.

(c)	Record tax effect of all proforma adjustments using tax rate of 35%.

(d)	Accrued investment banking and other acquisition costs (seller’s) and related deferred tax impact.

(e)	Recognize estimated reduction in investment income due to sale of investments to fund acquisition:

$3.9 mil. as of June 31, 2001
$7.8 mil. as of December 31,2000

(f)	Reverse depreciation and amortization of assets written down on purchase date.

(g)	Record amortization of purchase accounting adjustments on invested assets:

$1.0 mil. as of June 30, 2001
$2.0 mil. as of December 31, 2000

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized:

ARGONAUT GROUP INC.

November 12, 2002	By:	/s/ MARK E. WATSON III
Mark E. Watson III President (Principal Executive Officer)